Exhibit 10(22)


                              EMPLOYMENT AGREEMENT



     THIS AGREEMENT, made as of June 30, 1995, between Promus Hotel Corporation,

a Delaware corporation with its executive offices at 6800 Poplar Avenue,

Memphis, Tennessee (the "Company"), and Michael D. Rose (the "Executive").

     The Company and the Executive agree as follows:

1.  Introductory Statement.

          The Company desires to secure the services of the Executive as

Chairman ("Chairman") of the Board of Directors (the "Board") and the Executive

is willing to execute this Agreement with respect to his employment.  This

Agreement shall be effective on June 30, 1995, and shall have a five year term expiring the close of business on June 30, 2000, subject to the terms and conditions herein.

2.  Agreement of Employment.

         The Company agrees to, and hereby does, employ the Executive, and the

Executive agrees to, and hereby does accept, employment by the Company, as

Chairman pursuant to the provisions of this Agreement and of the bylaws of the

Company and subject to the control of the Board of Directors.  It is understood that Executive's position of Chairman is subject to his election as a director by the Company's stockholders and yearly re-election as Chairman by the Board of

Directors in the exercise of its judgment.  See paragraph 8 herein for

Executive's rights if Executive fails to be elected a director or is not re-

elected as Chairman during the term of this Agreement.












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3.  Executive's Obligations.

     During the period of his service under this Agreement, the Executive shall devote up to 40% of his time during business hours, faithfully and to the best of his ability, to his duties as Chairman and such other duties as directed by the Board.  The Executive may take up to six weeks vacation each year with pay.

4.  Compensation.

     The Company shall pay to the Executive for his services under this

Agreement a salary at the rate of $250,000 per year, in equal bi-weekly installments, provided, however, that the Human Resources Committee of the Board

(the "HRC") shall in good faith review the salary of the Executive, on an annual basis, with a view to consideration of appropriate merit increases in such salary.  In addition, except as otherwise provided in this Agreement, during the term of this Agreement the Executive shall be entitled to participate in incentive compensation programs and to receive employee benefits and perquisites at least as favorable to the Executive as those provided to Executive by the

Company on the effective date of this






















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Agreement, and as may be enhanced for all senior officers.  Such benefits include, but are not limited to, the rabbi trust (provided pursuant to the

Escrow Agreement dated June 30, 1995 (the "Escrow Agreement") and his Severance

Agreement dated June 30, 1995, attached hereto as Exhibit A (the "Severance

Agreement") both of which will continue in force subject to their terms and conditions including the termination and amendment provisions thereof.  There will be no diminution of the above compensation, perquisites, or benefits except as provided in this Agreement.

     The Company agrees that, if Executive leaves his position with Harrah's

Entertainment, Inc., the Company will provide Executive with an office and secretary at the offices of the Company during the remaining term of this

Agreement.

     If the Executive dies, retires pursuant to paragraph 7 hereof or resigns pursuant to this Agreement or pursuant to any other agreement between the

Company and the Executive providing for such resignation during the period of this Agreement, service for any part of the month in which any such event occurs shall be considered service for the entire month.

5.  Service After June 30, 2000.

     5.1  At the option of the Board and with Executive's consent, this

Agreement may be extended on a year to year basis after June 30, 2000, with each party having the right to terminate at the end of each renewal year.












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6.   Termination From Employment on June 30, 2000.

     6.1  Except as otherwise provided in this Agreement and except if this

Agreement is renewed under paragraph 5.1, the date of Executive's termination from employment shall be June 30, 2000 and, on that date, all of his stock options and restricted stock awards not yet vested will become 100% vested

(fully exercisable in case of stock options).  Such date will be Executive's retirement date for purposes of the Company's benefit plans including, without limitation, the Company's Savings and Retirement Plan ("S&RP"), Executive

Deferred Compensation Plan ("EDCP"), Deferred Compensation Plan ("DCP"), Stock

Option Plan and Restricted Stock Plan and all other benefit plans of the Company

(subject to paragraph 7.2, below).

     6.2  Executive's stock options (including options that become vested on the date of termination) will be exercisable after the date of such termination of employment in accordance with the terms of the Stock Option Plan then in effect applicable to retired employees.

     6.3  It is understood that Executive is currently vested at the retirement rate under the EDCP and this rate applies to Executive's EDCP  account.  After the date of Executive's termination, retirement or resignation from employment,

his EDCP account and any other deferred compensation
















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balances will continue to be protected by the Escrow Agreement if it is then in force subject to the terms and conditions of the Escrow Agreement including its termination and amendment provisions.

7.   Retirement.

     7.1  Executive may voluntarily retire, effective at any time on or after

April 30, 1996, by giving the Company three months prior written notice of the effective date of such retirement.  On the effective date of such retirement as specified in the aforesaid written notice, and notwithstanding the terms of any

Plan to the contrary, all of Executive's unvested stock options will vest and become fully exercisable and any unvested restricted stock will also vest.  The effective date of such retirement will be Executive's retirement date for purposes of salary and all benefits including, without limitation, the EDCP,

DCP, S&RP and the Stock Option Plan (subject to paragraph 7.2, below).

Executive's stock options will be exercisable after the effective date of his retirement in accordance with the provisions of the Stock Option Plan then in effect applicable to retired employees and for this purpose Executive will be deemed to have satisfied the requirements of retirement for age under the Plan.



     7.2  If a Change in Control (as defined in the Severance Agreement) occurs during Executive's employment pursuant to this Agreement, and if Executive's

Severance Agreement is in force upon such Change in Control,












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Executive's retirement pursuant to the terms of this Agreement within two (2)

years after the Change in Control will be deemed a voluntary resignation, rather than "Retirement" as defined under 3(a) of the Severance Agreement, for purposes of Executive's entitlement to the Severance Payments (as defined in the

Severance Agreement), notwithstanding any provisions of the Severance Agreement to the contrary and the Severance Agreement is hereby amended for this purpose.

In the event of such retirement or voluntary resignation after a Change in

Control, paragraph 7.1 will not apply and Executive will be entitled to the payments, rights and benefits as provided in paragraph 12 below.

8.  Termination Without Cause or Resignation for Good Reason.

     8.1  The Board reserves the right to terminate Executive from his then current position without cause at any time upon at least three months prior written notice.  The failure of the stockholders to elect Executive as a director during the annual election of directors or the failure of the Board to elect Executive as Chairman during the annual election of officers shall also be deemed termination without cause for purposes of this Agreement unless, before any such annual election, the Board has sent the written notice initiating termination for Cause as provided in paragraph 13.1 and Executive is thereafter terminated for Cause.  Executive reserves the right to resign his position for

Good Reason (as defined in paragraph 13.2 herein) by giving the














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Company 30 days written notice which states the reason for his resignation.  For purposes of this Agreement, Good Reason does not include changes in his duties,

position, salary, perquisites or benefits that are expressly permitted by this

Agreement.

     8.2  Upon the effective date of Executive's termination without cause or resignation from his position with Good Reason as described in paragraph 8.1 above:

     (a)  All of his unvested stock options will vest (become fully exercisable)

          on the effective date of such termination without cause or resignation with Good Reason, and any unvested restricted stock held by Executive will also vest at that time.

     (b)  Executive will continue in employee status as a consultant-employee beginning on the effective date of such termination without cause or resignation with Good Reason and continuing (a) until the expiration of two years, or (b) until June 30, 2000, whichever first occurs (the

          "Transition Period").  His stock options will be exercisable after the expiration of the Transition Period in accordance with the terms of the Stock Option Plan then in effect applicable to employees who retire for age, and for this purpose Executive will be deemed to have satisfied the














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          requirements of retirement for age under the Plan.  The expiration of employee status at the end of the Transition Period shall be deemed

          Executive's retirement date under the Stock Option Plan and all other benefit plans (subject to paragraph 7.2).

     (c)  During the Transition Period, Executive will continue to receive his then-current salary rate and benefits but will no longer be eligible for bonus, stock option or restricted stock grants or any other long term incentive awards then in effect and will be responsible for the cost of his household security.

9.   Termination For Cause or Voluntary Resignation Without Good Reason.

     9.1  The Board will have the right to terminate Executive at any time from his then-current position for Cause (as defined in paragraph 13.1 herein).

     9.2  If Executive is terminated for Cause or if, prior to April 30, 1996,

he resigns his position without Good Reason, then (a) all of his rights and benefits under this Agreement shall thereupon terminate and his employment shall be deemed terminated on the date of such termination or resignation, (b) he shall be entitled to all accrued rights, payments and benefits vested or paid on or before such date under the Company's plans and programs,


















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including his EDCP payments at the retirement rate, but unvested stock options and unvested shares of restricted stock, if any, will be forfeited, (c) his right to exercise vested stock options will expire at 12:00 p.m. midnight on the date of such termination or resignation and all stock options not so exercised will be forfeited, (d) his indemnification agreement will continue in force, (e)

the Escrow Agreement, if then in force, will continue in force, unless such

Agreement is thereafter amended or terminated pursuant to its terms, and (f) his

Severance Agreement and all rights thereunder will terminate as of such termination or resignation date unless a Change in Control or Potential Change in Control (as such terms are defined in the Severance Agreement) has occurred prior to such termination or resignation date.

     If Executive's Severance Agreement is in force upon a Change in Control (as defined in the Severance Agreement), the provisions of this paragraph 9.2 will not be applicable if he retires or resigns (with or without Good Reason) within two (2) years after the Change in Control, and in the event of such retirement or resignation after a Change in Control he will be entitled to the payments,

rights and benefits as provided in paragraph 12 below.

10.  Death.

     In the event of Executive's death during his employment under this

Agreement, his salary and all rights and benefits under this Agreement will terminate, and his estate and beneficiary(ies) will receive the benefits they are entitled to under the terms of the Company's benefit plans and programs by reason of a participant's death during active employment including the death benefits provided by the EDCP and the






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applicable rights and benefits of the Company's stock plans.  The Escrow

Agreement if then in force will continue in force (subject to its amendment or termination in accordance with its terms) for the benefit of Executive's beneficiaries until his deferred compensation accounts are paid in full, and

Executive's indemnification agreement will continue in force for the benefit of his estate.

 11. Disability.

     In the event of Executive's disability during his employment hereunder, he will be entitled to apply at his option for the Company's long term disability benefits.  If he is accepted for such benefits, then the terms and provisions of the Company's benefit plans and programs (including the EDCP and the Company's

Stock Option and Restricted Stock Plans) that are applicable in the event of such disability of an employee shall apply in lieu of the salary and benefits under this Agreement, except that (a) the Escrow Agreement (if then in force)

and his indemnification agreement will continue in force (the Escrow Agreement will be subject to amendment or termination in accordance with its terms), and

(b) all of his unvested stock options will vest on the date he is determined to be disabled under the long term


















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disability plan, and such options together with options previously vested will be exercisable after the determination of disability in accordance with the terms of the Stock Option Plan then in effect applicable to disabled employees.

If Executive is disabled so that he cannot perform his duties (as determined by the HRC) and if he does not apply for long term disability benefits or is not accepted for such benefits, then the Board may terminate his duties under this

Agreement and, in such event, the Company will be obligated to pay Executive his then-current salary thereafter through this Agreement's expiration date of June

30, 2000 (or through this Agreement's later expiration date if the June 30,

2000, date has been extended), and to provide the other benefits and rights described herein including, without limitation, the vesting of all unvested stock options on June 30, 2000 (or on this Agreement's later expiration date if the June 30, 2000, date has been extended), except that during the period of

Executive's salary continuation due to disability, Executive will not be eligible to participate in the Company's annual bonus plan or to receive stock option or restricted stock grants or any other long term incentive awards except to the extent approved by the HRC.  If the Board terminates Executive's duties pursuant to the preceding sentence, this Agreement will continue in full force and effect until June 30, 2000 (or until this Agreement's later expiration date if the June 30, 2000, date has been extended), which will be the date of














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Executive's termination from employment and shall be considered his retirement date under the provisions of all the Company's benefit plans including the Stock

Option Plan.

12.  Change in Control.

     12.1  If a Change in Control as defined in Executive's Severance Agreement occurs prior to Executive's termination of employment, resignation or retirement and if the Severance Agreement is in force when the Change in Control occurs,

then, upon his termination of employment including voluntary or involuntary resignation or retirement within two years after the Change in Control

(including termination due to expiration of this Agreement on June 30, 2000),

except if his termination of employment is due to "Disability" or "Cause" as set forth under the Severance Agreement, he will be entitled to all the rights,

payments and benefits provided under his Severance Agreement including the

Severance Payments thereunder and the benefits that the Severance Agreement provides with respect to the benefit plans and programs of the Company in lieu of the rights and benefits that would otherwise apply under this Agreement,

provided that the Escrow Agreement (if then in force) and his indemnification agreement will continue in force (the Escrow Agreement will be subject to amendment or termination in accordance with its terms).
















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     12.2   If, at any time after Executive's retirement or resignation or the termination of Executive's employment, there is a Change in Control (as defined in the Severance Agreement) and if the Severance Agreement is in force on the day immediately prior to the effective date of his retirement, resignation or termination of employment, then this Agreement will be deemed a "retirement agreement" for purposes of subsection 4(e) of the Severance Agreement, provided that Executive will have a one time right (to be exercised by written notice given to the Company at least 60 days before the Change in Control occurs) to elect to be paid his EDCP account in accordance with the terms and provisions of his EDCP elections (subject to EDCP plan provisions) at the retirement rate.  If he does not make such election, his EDCP account (based on the retirement rate)

will be accelerated and the then present value thereof will be paid to Executive in full, as provided by and computed in accordance with paragraph 4(e) of the

Severance Agreement, after the Change in Control occurs.

13.  Definitions of Cause and Good Reason.

     13.1  Cause.  Termination by the Company of this Agreement for "Cause"

shall mean termination upon the Executive's engaging in willful and continued

misconduct, or the Executive's willful and continued failure to substantially perform his duties with the Company (other than due to physical or mental illness), if such failure or misconduct is materially














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damaging or materially detrimental to the business and operations of the

Company; provided that Executive shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after 30 days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that

Executive has engaged in such failure or misconduct.  For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be deemed

"willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purposes (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of failure to substantially perform his duties or of misconduct in accordance with the first sentence of this paragraph,

and of continuing such failure to substantially perform his duties or misconduct as aforesaid after notice from the Board, and specifying the particulars thereof in detail.












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     13.2  Good Reason.  "Good Reason" shall mean, without Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (a), (e), (f) or (g), such circumstances are fully corrected prior to the date of termination specified in the written notice given by Executive notifying the Company of his resignation for Good Reason:

          (a)  The assignment to Executive of any duties inconsistent with his status as Chairman or an executive officer of the Company or a substantial adverse alteration in the nature or status of his responsibilities except as permitted under this Agreement;

          (b)  Except as permitted under this Agreement, a reduction by the

     Company in his annual base salary of $250,000 or as the same may be increased from time to time pursuant to paragraph 4 hereof;

          (c)  The relocation of the Company's principal executive offices where

     Executive is working to a location more than 50 miles from the location of such offices on the date of this Agreement, or the Company's requiring

     Executive to be based anywhere other than the location of the Company's principal offices where Executive is working on the date of this Agreement except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations;














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          (d)  The failure by the Company, without Executive's consent, to pay to him any portion of his current compensation except pursuant to a compensation deferral elected by the Executive, or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty days of the date such compensation is due;

          (e)  Except as permitted by this Agreement, the failure by the Company to continue in effect any compensation plan in which Executive is participating on the date of this Agreement which is material to

     Executive's total compensation, including, but not limited to, the

     Company's annual bonus plan, the EDCP (which may be modified or terminated as to further deferrals after 1995), the Restricted Stock Plan, or the

     Stock Option Plan or any substitute plans unless an equitable arrangement

     (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants at Executive's grade level;
















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          (f)  The failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by him under the S&RP and the life insurance, medical, health and accident, and disability plans in which Executive is participating on the date of this Agreement, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive on the date of this Agreement except as permitted by this Agreement, or the failure by the Company to provide

     Executive with the number of paid vacation days to which Executive is entitled; or

          (g)  The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 16 hereof.

     Executive's right to terminate his employment pursuant to this Agreement for Good Reason shall not be affected by Executive's incapacity due to physical or mental illness.  Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting

Good Reason hereunder.

14.  Employment with Harrah's Entertainment, Inc.

     14.1  Executive's employment with Harrah's Entertainment, Inc. or its subsidiaries including serving as Chairman of its Board of Directors will not be deemed a breach of this Agreement.










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15.  Binding Arbitration

          Any and all claims, disputes or controversies arising out of or related to this Agreement or the breach thereof shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the "AAA")

then in existence, subject to this paragraph 15. Such arbitration shall be conducted by a panel of three arbitrators.  The Executive shall appoint one arbitrator, the Company shall appoint one arbitrator, and the third shall be appointed by the two arbitrators appointed by the parties.  The third arbitrator shall serve as chairman of the panel.  The parties shall appoint their arbitrators within 30 days after the demand for arbitration is served, failing which the AAA promptly shall appoint a defaulting party's arbitrator, and the two arbitrators shall select the third arbitrator within 15 days after their appointment, or if they cannot agree

or fail to so appoint, then the AAA shall appoint the third arbitrator. The arbitrators shall render their decision in writing within 60 days after the close of evidence or other termination of the proceedings by the panel.  The determination or award rendered in such arbitration shall be binding and conclusive upon the parties and shall not be appealable, and judgment may be entered thereon in accordance with applicable law in any court of competent jurisdiction.  Any hearings in the arbitration shall be held in Memphis,

Tennessee, and shall be private and not open to the public.  Each












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party shall bear the fees and expenses of its arbitrator, counsel and witnesses,

and the fees and expenses of the third arbitrator shall be shared equally by the parties.  Other costs of the arbitration, including the fees of AAA, shall be shared equally by the parties.

16.  Assumption of Agreement on Merger, Consolidation or Sale of Assets.

     The Company agrees that until the termination of this Agreement as above provided, it will not enter into any merger or consolidation with another company in which the Company is not the surviving company, or sell or dispose of all or substantially all of its assets, unless the company which is to survive such merger or consolidation or the prospective purchaser of such assets first makes a written agreement with the Executive either (1) assuming the Company's financial obligations to the Executive under this Agreement, or (2) making such other provision for the Executive as is satisfactory to the Executive and approved by him in writing in lieu of assuming the Company's financial obligations to him under this Agreement.

17.  Assurances on Liquidation.

     The Company agrees that until the termination of this Agreement as above provided, it will not voluntarily liquidate or dissolve without first making a full settlement or, at the discretion of the Executive, a written agreement with the Executive satisfactory to and approved by him in writing, in fulfillment of or in lieu of its obligations to him under this Agreement.












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18.  Amendments.

     This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in a writing signed by the parties hereto.

19.  Assignment.

     19.1  Except as otherwise provided in paragraph 19.2, this Agreement cannot be assigned by either party hereto except with the written consent of the other.

Any assignment of this Agreement by either party hereto shall not relieve such party of its or his obligations hereunder.

     19.2  The Company may elect to perform any or all of its obligations under this Agreement through any of its wholly-owned subsidiaries, and if the Company so elects, Executive will be an employee of such subsidiary.  Notwithstanding any such election, the Company's obligations to Executive under this Agreement will continue in full force and effect as obligations of the Company, and the

Company shall retain primary liability for their performance.

20.  Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Company.




















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21.  Choice of Law.

     This Agreement shall be governed by the law of the State of Tennessee as to all matters, including but not limited to matters of validity, construction,

effect and performance.

22.  Severability of Provisions.

     In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and this Agreement shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name and on its behalf and its corporate seal to be hereunto affixed and attested by its corporate officers thereunto duly authorized.

                              ______________________________
                              Michael D. Rose

                              PROMUS HOTEL CORPORATION


                              By:  ________________________

ATTEST:


______________________________
Secretary












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